ASSIGNMENT AGREEMENT

THIS AGREEMENT is effective on this clay of 15/8, 2007 (the "Effective Date").

BETWEEN:

Easy Energy Inc.

- and -

FRIDHENDLER Michael

LANZET Roman

SROMIN Alexander

(Hereinafter collectively referred to as the "Inventors")

WHEREAS, Inventors have invented certain new and useful technology as designed in an application entitled "MAN-POWERED SLIM CHARGER", ("the Application"), and;

WHEREAS, we, the Inventors, have the right to assign all of the rights, title and interest in or to the application, and;

WHEREAS, Easy Energy Inc., a corporation organized and existing under the laws of the State of Nevada, USA), and having offices at 49 Aharoshet St., Karmiel 20100, P.O. Box 6409 Israel, ("Assignee") is desirous of acquiring the entire right, title and interest in and to the technology, invention, the Application, and any derived, related and connected patents, patent applications or other ownership interest Inventors have or may have throughout the world in connection with the Application, not excluding any legal protection, foreign or domestic, to be obtained thereof;

THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, I agree and declare as follows:

1.

I represent that I am the rightful owner and holder of the intellectual property right in the Application and that the execution, delivery and performance of this assignment does not and will not constitute a breach of any law, agreement or instrument to which I am bound.

2.

I agree to transfer to Assignee and its successors, my entire right, title and interest in and to the Application, the underlying technology, and all derived, related and connected patents, patent applications or other ownership interest I have or may have throughout the world in connection with the Application, free and clear of any lien, charge, claim, license, preemptive right or any other encumbrance or third party right and Assignee hereby accepts all such rights, title and interests.

3.

I authorize the Commissioner of Patents and Trademarks of any of the states in which the application was or will be filed or foreign equivalent thereof to issue Patents or similar legal protection to the Assignee.

4.

I authorize the Assignee, its successors and assigns, or anyone it may properly designate, to apply for a Patent or similar legal protection, in connection with this application, in its own name if desired, in any and all foreign countries.

5.

I represent to the Assignee, its successors and assigns, that I have not and shall not execute any writing, or do any act whatsoever conflicting with this Assignment. I will, at any time upon request, without additional consideration, but at the expense of the Assignee, its successors and assigns, execute such additional writings and do such additional acts as the Assignee, its successors and assigns, may deem desirable to perfect its enjoyment of this grant, and render all assistance in making application for and obtaining, maintaining, and enforcing the Patent or similar legal protection on the invention in any and all countries.

6.

I agree to execute, upon the request of Assignee such additional instruments, applications, declarations and forms, as may be necessary under any relevant law, or as may be required by any official authority, to continue, secure, defend register, preserve and otherwise give full effect to, and perfect the right of assignee under this assignment.

7.

Save insofar as such information is already lawfully in the public domain, I shall keep secret and shall not at any time use this information for my own benefit or any third party's advantage, or reveal to any person, firm, company or organization and shall use best endeavors to prevent the publication or disclosure of all Confidential Information (as defined herein below).

8.

Confidential Information for the purpose of this Agreement, shall mean any information relating to the technology, invention, status of application, potential partners, processes, policies, methods, and any related inventions, technology, technical data, financial information and know-how relating to the application or any existing or potential right thereof.

9.

The Parties will cooperate in good faith and use reasonable efforts to informally resolve any disputes, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof. If the Parties are not able to informally resolve a dispute under this Agreement within thirty (30) days after such dispute arises, then such dispute will be finally settled by courts of law.

10.

This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in legal proceeding hereunder.

11.

The terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties hereto. This Agreement and other rights granted or created hereunder may not be assigned, in whole or in part by the Inventors without the prior written consent of Assignee, and any attempted assignment shall be null and void.

This Agreement shall become effective as of the effective date.

FRIDHENDLER Michael	/s/ FRIDHENDLER Michael	15/8/07
Inventor (Name)	Signature	Date

LANZET Roman	/s/ LANZET Roman	15/8/07
Inventor (Name)	Signature	Date

SROMIN Alexander	/s/ SROMIN ALEXANDER	15/8/07
Inventor (Name)	Signature	Date

Easy Energy Inc.	/s/ Guy Ofir behalf of Easy Energy	106\0\1\16
Inventor (Name)	Signature	Date